Exhibit 10.iii.(n)



IMC GLOBAL INC.
1998 SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN, RESTORATION PLAN AND EXCESS BENEFIT PLAN TRUST


Contents                                                     Page

Article 2.  Payments to Participants                           5
Article 4.  Payments to Company                                7
Article 5.  Management of the Trust Fund                       7
Article 6.  Investment Funds and Investment Managers          12
Article 7.  Resignation or Removal of Trustee                 14
Article 8.  Amendment, Division or Termination                15
Article 9.  Liability and Indemnification                     16
Article 10. Miscellaneous                                     17



IMC GLOBAL INC.
1998 SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN, RESTORATION PLAN
AND EXCESS BENEFIT PLAN TRUST

This 1998 Supplemental Executive Retirement Plan, Restoration Plan and Excess Benefit Plan Trust (this "Trust") is effective this _____ day of _______________, 1998 (the "Effective Date"), by and between IMC Global Inc., a Delaware corporation (the "Company"), and Marshall & Ilsley Trust Company (the "Trustee").

W I T N E S S E T H:

WHEREAS, the Company has adopted three nonqualified defined contribution plans known as the IMC Global Inc. 1998 Supplemental Executive Retirement Plan, the IMC Global Inc. 1998 Restoration Plan and the IMC Global Inc. 1998 Excess Benefit Plan (the "Plans"); and

WHEREAS, the Company expects to incur liability under the terms of the Plans with respect to the individuals participating in the Plans; and

WHEREAS, the Company wishes to establish a grantor trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to participants in the Plans and their beneficiaries (collectively, the "Participants") in such manner and at such times as specified in the Plans; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plans.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

Article  1.  Establishment  and Administration of  the  Trust  and  Company
Contributions

1.1. Establishment. This Trust is hereby established for the benefit of Participants in the Plans, as determined in accordance with the applicable provisions of the Plans, to provide for the payment of benefits under the Plans on an unfunded, nonqualified basis.

The Company, from time to time, may add additional plans and/or additional Participants to be covered by this Trust. Such a designation shall be in writing, signed by one or more members of the Committee, as defined in
Section 1.7 herein, and filed with the Trustee.

1.2.   Irrevocable.   The  Trust hereby established shall  be  irrevocable,
subject to the provisions of Article 8 herein.

1.3. Status of the Trust. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust shall be mere unsecured contractual rights of Participants against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein.

1.4. Company Contributions. The Company, in its sole discretion, may at any time, or from time to time, contribute cash or other property to the Trust in such amount as the Company determines. The Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust. The Company shall execute any and all instruments necessary to vest the Trustee with full title to the property transferred to the Trust.

1.5. Determination of a Change in Control. The Board of Directors and the highest ranking officer of the Company shall have the duty to inform the Trustee in writing of the occurrence of a Change in Control of the Company. If any Participant (or person acting on behalf of any Participant), other than the Company's highest ranking officer, alleges in writing to the Trustee that a Change in Control has occurred, the Trustee shall determine whether a Change in Control has occurred. Unless the Trustee has actual knowledge that a Change in Control of the Company has occurred, or has received notice from the Company or any Participant (or person acting on behalf of any Participant) alleging that a Change in Control has occurred, the Trustee shall have no duty to inquire whether a Change in Control has occurred. The Trustee may in all events rely on such evidence concerning the Company's control as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's control.

1.6. Trustee's Acceptance. The Trustee accepts its duties and obligations as Trustee hereunder, agrees to accept delivery of funds delivered to it by the Company pursuant to this Article 1, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with the terms and conditions of this Trust. The Trustee shall have no right or obligation to compel the Company to make a deposit or contribution hereunder.

1.7. The Committee. The Board of Directors of the Company shall designate a committee (the "Committee") which shall have the powers, rights, and duties described herein and in the Plans. The Board of Directors will certify to the Trustee from time to time the person or persons who are acting as the members of the Committee. The Trustee may rely on the latest certificate received from the Board of Directors without further inquiry or verification. The Committee may delegate such of its powers, rights and duties hereunder as it deems appropriate to the plan administrator designated in the Plan.

If for any period no persons are acting as members of the Committee, the Board of Directors of the Company shall act on behalf of, and shall have all of the powers, rights, and duties otherwise reserved to, the Committee. The Company warrants that all directions or authorizations by the Committee, whether for the payment of money or otherwise, will comply with the provisions of the Plan and this Trust.

Article 2.  Payments to Participants
2.1. Payment Schedule. As soon as administratively practicable following the end of each calendar quarter and as soon as administratively practicable following a Change in Control, the Committee shall deliver to the Trustee a schedule (the "Payment Schedule") that: (i) indicates the amounts payable in respect of the Participants under the Plans; (ii) provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable; (iii) designates the manner and form in which such amount is to be paid (as provided for or available under the Plans); and (iv) designates the time of commencement for payment of such amounts.

Except as otherwise provided herein, the Trustee shall make payments to the Participants in accordance with such Payment Schedule. Prior to a Change in Control, the Committee shall have the right to modify such schedule during the Plan Year, which modification, upon delivery to the Trustee, shall be binding upon the Trustee.

Unless directed otherwise by the Committee, the Trustee shall make provisions for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by the Company.
In the event the Trustee determines that there are insufficient funds in the Trust to make full payments to all Participants as provided in the Payment Schedule or as otherwise determined hereunder, the Trustee shall immediately make a request to the Company for an infusion of sufficient additional assets into the Trust to fully fund the obligations. If no such Company asset contribution is made within a period deemed reasonable by the Trustee, the Trustee shall make payments to each Participant in an amount equal to the full payment due to such Participant under the Plans multiplied by a fraction, the numerator of which is the total amount available for distribution in the Trust, and the denominator of which is the total amount of aggregate liabilities to all Participants under the Plans. The Company will then be required to pay the balance of the Participant's benefits out of general Company assets.

2.2. Committee Determination of Benefits. The entitlement of a Participant to benefits under the Plans shall be determined by the Committee, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans. If no such provision is contained  in  the  underlying plan document, the procedures  contained  in
Section 2.4 herein shall be followed.

2.3. Direct Payment of Benefits by the Company. The Company may make payment of benefits directly to Participants as they become due under the terms of the Plans. To the extent administratively practicable, the
Company shall notify the Trustee of its decision to make payment of benefits directly to Participants prior to the time amounts are payable to Participants. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Committee where principal and earnings are not sufficient.

The Committee may direct the Trustee in writing to reimburse the Company from the Trust Fund, as defined in Section 5.1 herein, for benefits paid directly to a Participant by the Company upon receipt by the Trustee of satisfactory evidence of such payment(s); provided, however, that the Trustee shall not reimburse the Company for such payment if the Trustee determines that, after making such reimbursement, the Trust Fund assets are insufficient to satisfy anticipated distributions therefrom.

2.4. Missing Persons. If any payment directed to be made by the Trustee from the Trust Fund is not claimed by the person entitled thereto, the Trustee shall notify the Committee of that fact. The Trustee thereafter shall have no obligation to search for or ascertain the whereabouts of any payee under this Trust.

Article 3. Trustee Responsibility Regarding Payments to Participants When Company is Insolvent
3.1. Insolvency. The Trustee shall cease payment of benefits to Participants if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust if: (i) the Company is unable to pay its debts as they become due; or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

3.2. Claims of General Creditors. At all times during the continuance of this Trust, as provided in Articles 1 and 8 herein, the principal and income of the Trust shall be subject to the claims of general creditors of the Company under federal and state law as set forth below.

(a) The Board of Directors and the highest ranking officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants.

(b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

(c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Participants and shall hold the assets of the Trust for the benefits of the Company's general creditors. Nothing in this Trust shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

(d) The Trustee shall resume the payment of benefits to Participants in accordance with Article 2 of this Trust only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

3.3. Resumption of Payments to Participants. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payment made to Participants by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Article 4.  Payments to Company
Except as provided in Section 2.3, Article 3, and Section 8.2 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants pursuant to the terms of the Plans.

Article 5. Management of the Trust Fund
5.1. The Trust Fund. Unless the context clearly implies or indicates otherwise, the term "Trust Fund" as of any date means all property of every kind then held under this Trust by the Trustee.

5.2. Trustee's General Powers, Rights, and Duties. With respect to the Trust Fund and subject only to the limitations expressly provided in this Trust (including the powers reserved to the Committee, and the powers, rights, and duties specifically allocated to an Investment Manager, if so appointed, as provided in Article 6 herein), or imposed by applicable law, the Trustee shall have the following powers, rights, and duties in addition to those vested in it elsewhere in this Trust or by law:

(a) To invest and reinvest part or all of the Trust Fund in any real or personal property (including investments in any stocks, bonds, debentures, mutual fund shares (including shares of any fund from which the Trustee or any affiliate thereof receives an investment advisory fee or any other fee), notes, commercial paper, treasury bills, options, commodities, futures contracts, partnership interests, venture capital investments, any common, commingled, or collective trust funds, or pooled investment funds described in Section 5.3, any interest-bearing deposits held by any bank or similar financial institution, and any other real or personal property, regardless of whether any such investment is issued by or related to the Company) and to diversify such investments so as to minimize the risk of large losses unless, under the circumstances, it is clearly prudent not to do so.

(b) To retain in cash such amounts as the Trustee considers advisable for payment of distributions, expenses and investment transfers and as are permitted by applicable law (without accrual of interest to the Trust Fund notwithstanding that the Trustee or any affiliate thereof may accrue interest on such cash balances) and to deposit any cash so retained in any depository (including any bank acting as trustee) which the Trustee may select.

(c) To manage, sell, insure, and otherwise deal with all real and personal property held by the Trustee on such terms and conditions as the Trustee shall decide.

(d) When directed by the Committee prior to a Change in Control or by an Investment Manager, as described in Section 6.2 herein, either prior to or after a Change in Control, to vote stock and other voting securities directly or by proxy (and to delegate the Trustee's powers and discretions with respect to such stock or other voting securities to any such proxy), to exercise subscription, conversion, and other rights and options (and make payments from the Trust Fund in connection therewith), to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing, and any other program or change affecting any property constituting a part of the Trust Fund as the Committee or the Investment Manager directs in accordance with this Trust.

(e) To hold or register any property from time to time in the Trustee's name or in the name of a nominee or to hold it unregistered or in such form that title shall pass by delivery and, with the approval of the Committee, to borrow from anyone, including any bank acting as trustee, to the extent permitted by law, such amounts from time to time as the Trustee considers desirable to carry out this Trust (and to mortgage or pledge all or part of the Trust Fund as security).

(f) When directed by the Committee or by an Investment Manager, as described in Section 6.2 herein, in either case prior to a Change in Control, to acquire, retain, or dispose of such investments as the Committee or the Investment Manager directs in accordance with this Trust.

(g) To make payments from the Trust Fund to provide benefits that have become payable under the Plans pursuant to Article 2 herein, or that are required to be made to the general creditors of the Company as set forth in
Section 3.2 herein.

(h) Prior to a Change in Control, with the prior written consent of the Company, to begin, maintain, or defend any litigation reasonably necessary in connection with the administration of the Trust and the Company shall indemnify the Trustee against all reasonable expenses and liabilities sustained by the Trustee by reason of any such litigation. Following a Change in Control, the Trustee shall have this right, without the prior written consent of the Company.

(i) To withhold, if the Trustee considers it advisable, all or any part of any payment required to be made hereunder as may be necessary and proper to protect the Trustee or the Trust Fund against any liability or claim on account of any estate, inheritance, income, or other tax, or assessment attributable to any amount payable hereunder, and to discharge any such liability with any part or all of such payment so withheld, provided that at least ten (10) business days prior to discharging any such liability with any amount so withheld the Trustee shall notify the Committee in writing of the Trustee's intent to do so.

The Trustee shall not be either individually or severally liable for any taxes of any kind levied or assessed under the existing or future laws against the Trust assets. The Committee shall be responsible for: (i) providing information to the Trustee with respect to all taxes to be deducted and withheld from payments to Participants; (ii) furnishing to each person receiving payment or distribution from the Trust appropriate tax information evidencing such payment or distribution and the amount thereof; and (iii) preparing and filing all information reports and tax returns required to be filled with any federal, state, or local government agency or authority with respect to any payments made to any Participant hereunder. To the extent that any taxes are payable by the Trust to any federal, state, or local taxing authorities on account of earnings on Trust assets, the Company shall pay such taxes.

(j) To maintain records reflecting all receipts and payments under this Trust and such other records as the Committee specifies and the Trustee agrees to, which records may be audited from time to time by the Committee or anyone named by the Committee.

(k) To report to the Committee as of each Plan Year end, and at such other times as the Committee may request, the then net worth of the Trust Fund
(that is, the fair market value of all assets held in the Trust, less liabilities known to the Trustee, other than liabilities to Participants and amounts payable from the Trust Fund to creditors who are not entitled to benefits under the Plans), determined (i) in the case of assets that are actively traded on an established market and other assets with a readily ascertainable fair market value, on the basis of such data and information as the Trustee considers reliable and (ii) in the case of assets without a readily ascertainable fair market value, as directed by the Committee or an Investment Manager.

(l) To furnish periodic accounts to the Committee for such periods as the Committee may specify, showing all investments, receipts, disbursements, and other transactions involving the Trust Fund during the applicable period and the assets of the Trust Fund held at the end of that Plan Year.

(m) To furnish the Company with such information in the Trustee's possession as the Company may need for tax or other purposes. The Company shall pay, prepare, file, and furnish all federal, state, and local tax deposits, returns, and reports required by any government agency or authority.

(n) Prior to a Change in Control, with the prior written consent of the Company, to employ agents, attorneys, accountants, and other persons (who also may be employed by the Company, the Committee, or others), to delegate discretionary powers to such persons, and to reasonably rely upon information and advice furnished by such persons; provided that each such delegation and the acceptance thereof by each such person shall be in writing; and provided further that the Trustee may not delegate its responsibilities as to the management or control of the assets of the Trust Fund. Following a Change in Control, the Trustee shall have this right, without the prior written consent of the Company.

(o) To perform all other acts which in the Trustee's judgment are appropriate for the proper management, investment, and distribution of the Trust Fund to the extent such duties have not been assigned to others as provided herein.

(p) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants.

Prior to a Change in Control, the Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

5.3. Collective Investment Trusts. The Trustee (or, if so authorized, any Investment Manager appointed pursuant to Section 6.2) may invest any part or all of the Trust assets for which it has investment responsibility in any common, collective, or commingled trust fund or pooled investment fund that is maintained by a bank or trust company (including a bank or trust company acting as Trustee) provided such investments are consistent with applicable investment requirements and guidelines so established by the Committee pursuant to Section 6.1 herein. To the extent that any Trust assets are invested in any such fund, the provisions of the documents under which such common, collective, or commingled trust fund or pooled investment fund are maintained shall govern any investment therein.

5.4. Accounting. The Trustee shall keep accurate and detailed records of all deposits, investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee within forty-five (45) calendar days following the close of each Plan Year and, if applicable, within forty-five (45) calendar days after the removal or resignation of the Trustee. The Trustee shall deliver to the Company a written account of its administration of the Trust during such Plan Year or during the period from the close of the last preceding Plan Year to the date of such removal or resignation setting forth all deposits, investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such Plan Year or as of the date of such removal or resignation, as the case may be. The Trustee shall be entitled to hold and to commingle the assets of the
Trust in one fund for investment purposes but at the direction of the Company prior to a Change in Control, the Trustee shall create one or more subaccounts. All such accounts, books, and records shall be open to inspection and audit at all reasonable times by the Company.

5.5. Common Fund. The Trustee shall not be required to make separate investments of the Trust Fund for the accounts of each Participant in the absence of such direction by the Committee, and may administer and invest the deposits made to the Trust by the Company as to the Plans as one Trust Fund. The Trustee also shall not be required to make any separate investments of the Trust Fund for the account of any general creditor of the Company prior to receipt of directions to make payments to such creditor in accordance with Section 3.2.

5.6. Compensation and Expenses. Reasonable compensation as may be agreed upon from time to time between the Committee and the Trustee, and all expenses (except those specifically described in the next sentence) reasonably incurred by the Trustee and the Committee in the administration of this Trust, including compensation to agents, actuaries, attorneys, accountants, and other persons employed by the Trustee or the Committee, as certified by them, shall be paid by the Company directly. To the extent such compensation and expenses are not paid by the Company within ninety
(90) calendar days of delivery of an invoice for same by the Trustee, the Trustee may pay such compensation and expenses from the Trust Fund. Expenses solely attributable to investment of the Trust Fund (such as investment manager fees, load or other commission fees, brokerage, postage, express or insurance charges, and stock transfer stamps expenses) shall be paid from the Trust Fund to the extent not paid directly by the Company.

5.7. Insurance. The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, unless specifically directed by the Committee in writing, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

5.8. Carrying on a Business. Notwithstanding any powers granted to the Trustee pursuant to this Trust or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Article 6. Investment Funds and Investment Managers
6.1. Investment Funds. Prior to a Change in Control, the Committee or its agent may direct the Trustee to establish one or more separate investment accounts within the Trust Fund, each separate account being hereinafter referred to as an Investment Fund. Except as otherwise provided, the Trustee shall transfer to each such Investment Fund such portion of the assets of the Trust Fund as the Committee directs from time to time prior to a Change in Control, in accordance with the specific provisions of the Plans.

Prior to a Change in Control, the Committee or its agent may establish, for the direction of the Trustee, guidelines, objectives, and restrictions regarding the investment of Trust assets or may direct the Trustee with respect to the purchase of specific assets within the separate accounts. The Trustee shall be under no duty to question, and shall not incur any liability on account of following, any direction of the Committee or its agent prior to a Change in Control. The Trustee shall be under no duty to review the investment guidelines, objectives, and restrictions established, or the specific investment directions given by the Committee for any Investment Fund. The Trustee shall have no responsibility for investment elections conveyed to it by the Committee or its agent and shall incur no liability on account of investing the assets of the Trust Fund in accordance with such directions.

All interest, dividends, and other income received with respect to, and any proceeds received from the sale or other disposition of securities or other property held in, an Investment Fund shall be credited to and reinstated in such Investment Fund. All expenses of the Trust Fund which are allocable to a particular Investment Fund shall be so allocated and charged. Prior to a Change in Control and subject to the provisions of the Plan, the Committee may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee shall thereupon dispose of the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the directions of the Committee.

After the occurrence of a Change in Control, the Committee shall have none of the powers specified above in this Section 6.1.

The  Committee shall certify, at the request of the Trustee, the  value  of any  securities  or other property held in any Investment  Fund,  and  such certification shall be regarded as a direction with regard to such valuation. The Trustee shall be entitled to conclusively rely upon such valuation for all purposes under this Trust. The Trustee shall have the right to request that some part or all of the directions made by the Committee be in writing and shall assume no liability hereunder for failure to act pursuant to directions which fail to conform to such request.

6.2. Investment Managers. Prior to a Change in Control the Committee, and after a Change in Control the Trustee, from time to time, may appoint and/or dismiss one or more independent Investment Managers, pursuant to a written investment management agreement describing the powers and duties of the Investment Manager, to direct the investment and reinvestment of all or a portion of the Trust Fund or an Investment Fund (hereinafter referred to as an Investment Account).

The Committee shall furnish the Trustee with written notice of the appointment of each Investment Manager hereunder, and of the termination of any such appointment. Such notice shall specify the assets which shall constitute the Investment Account. The Trustee shall be fully protected in relying upon the effectiveness of such appointment and the Investment Manager's continuing satisfaction of the requirements set forth in the investment management agreement until it receives written notice from the Committee to the contrary.

The Committee shall provide each Investment Manager appointed with respect to an Investment Fund with the investment guidelines for that fund and with any modifications in such investment guidelines made from time to time. Notwithstanding the fact that an Investment Manager may be appointed with responsibility for the management of an Investment Fund, the Trustee shall have the responsibility for the investment of cash balances held by it from time to time as a part of such Investment Fund in short-term cash equivalents (such as short-term commercial paper, treasury bills, and similar securities, and for this purpose, the Trustee may invest in any appropriate common, commingled, or collective short-term investment fund). In addition, the Trustee shall have the power, right, and duty to sell any such short-term investments as may be necessary to carry out the instructions of the Investment Manager with respect to the investment of the Investment Fund.

The Trustee shall conclusively presume that each Investment Manager, under its investment management agreement, is entitled to act, in directing the investment and reinvestment of the Investment Account for which it is responsible, in its sole and independent discretion and without limitation, except for any limitations which from time to time the Committee and the Trustee agree (in writing) shall modify the scope of such authority. The Trustee shall have no liability:

(a)  For the acts or omissions of any Investment Manager or Managers;

(b) For following directions, including investment directions of an Investment Manager or the Committee, which are given in accordance with this Trust; or

(c) For any loss of any kind which may result by reason of errors made by the Investment Manager or the Committee in the division of the Trust Fund or Investment Fund into Investment Accounts.

An Investment Manager shall certify, at the request of the Trustee, the value of any securities or other property held in any Investment Account managed by such Investment Manager, and such certification shall be regarded as a direction with regard to such valuation. The Trustee shall be entitled to conclusively rely upon such valuation for all purposes under this Trust. The Trustee shall have the right to request that some part or all of the directions made by an Investment Manager be in writing and shall assume no liability hereunder for failure to act pursuant to directions which fail to conform to such request.

Article 7.  Resignation or Removal of Trustee
7.1. Resignation or Removal of Trustee. The Trustee may resign at any time by giving thirty (30) calendar days' prior written notice to the Committee and the Investment Managers. The Company may remove a Trustee by giving thirty (30) calendar days' prior written notice to the Trustee and the Investment Managers provided that such removal shall not become effective until the time immediately preceding the appointment of a successor Trustee pursuant to Section 7.2. Also, the Company may not remove the Trustee for at least two (2) years following the occurrence of a Change in Control, unless a majority of Participants approve in writing of such removal.

7.2. Successor Trustee. In the event of the resignation or removal of the Trustee, a Successor Trustee, which or the parent of which has a market capitalization of at least $100,000,000, shall be appointed by the Company in writing as soon as practicable. Written notice of such appointment shall be given by the Company to the Trustee that is resigning or being removed (the "Predecessor Trustee") and the Investment Managers.

7.3. Duties of Predecessor Trustee and Successor Trustee. Upon the appointment of a Successor Trustee, the Predecessor Trustee shall transfer and deliver the assets of the Trust Fund to such Successor Trustee after reserving such reasonable amounts as it shall deem necessary to provide for any expenses, fees, or taxes then or thereafter chargeable against the Trust Fund. A Predecessor Trustee shall promptly furnish to the Committee and the Successor Trustee a final account of its administration of the
Trust. A Successor Trustee shall succeed to the right and title of the Predecessor Trustee in the assets of the Trust Fund and the Predecessor Trustee shall deliver the property comprising the Trust Fund to the Successor Trustee together with any instruments of transfer, conveyance, assignment, and further assurances as the Successor Trustee may reasonably require. Each Successor Trustee shall have all the powers, rights, and duties conferred by this Trust as if named the initial Trustee. Subject to applicable law, no Successor Trustee shall be personally liable for any act or failure to act of a Predecessor Trustee.

Article 8. Amendment, Division or Termination
8.1.  Amendment.

(a) This Trust may not be altered or amended in any substantive respect (including changing the irrevocable nature of the Trust as provided in Section 1.2 herein), or revoked or terminated by the Company in whole or in part, without the express written consent of all Participants; provided, however, that the Trust may be amended by written agreement between the Company and the Trustee, as may be necessary, to make nonsubstantive changes which have no effect upon the irrevocability of the Trust, the amount of any Participant's benefits, the time of receipt of benefits, the identity of any recipient of benefits, or the reversion of any assets to the Company prior to the Trustee's satisfaction of all the Trustee's obligations hereunder.

(b) The duties and liabilities of the Committee, the Trustee, and each Investment Manager under this Trust cannot be changed without their written consent.

8.2. Division of Trust. The Committee may direct a separation of the Accounts of certain Participants under the Plans and the transfer of such Accounts to another plan. If such action is directed, the Committee shall cause to be determined and shall direct the Trustee to set apart that portion of the assets held under the Trust that is attributable to the
Accounts of such Participants as are designated in such direction by the Committee. The portion of the assets held under the Trust so set apart shall, as directed by the Committee, either (a) continue to be held by the Trustee under such other plan for the benefit of such Participants, or (b) be transferred directly to the trustee of a separate trust established under such other plan and held in trust for the benefit of such Participants pursuant to the terms of such other plan.

8.3.  Termination.
(a) All the rights, titles, powers, duties, descriptions, and immunities imposed on or reserved to the Trustee, the Company, the Committee, the Board of Directors, and any Investment Managers shall continue in effect with respect to the Trust until all benefits payable to Participants under the Plans have been paid and all assets have been distributed by the Trustee under the Trust and the Plans.

(b) The Trust shall not terminate until the date on which Participants are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of this Trust, the Trustee shall reserve such reasonable amounts as it may deem necessary to provide for the payment of expenses or fees then or thereafter chargeable to the Trust Fund. Upon termination of this Trust, the Trustee shall continue to have such of the powers provided in the Trust as are necessary or desirable for the orderly liquidation and distribution of the Trust Fund. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

(c) Notwithstanding anything in this Trust to the contrary, in the event that there is a final determination by a court of competent jurisdiction that one or more Participants are taxable on the amounts in their Accounts prior to distribution of such amounts to them, the Committee may direct that the affected Plans be terminated and that the Account balances of all affected Participants be distributed to them by the Trustee.

Article 9. Liability and Indemnification
9.1. Liabilities Mutually Exclusive. To the extent permitted by law, the Company, the Trustee, the Committee, the Board of Directors and each member thereof, and each Investment Manager shall be responsible only for its or their own acts or omissions.

9.2. Indemnification. The Company hereby agrees to indemnify and hold harmless the Trustee from and against any losses, damages, liabilities, claims, costs, or expenses (including reasonable attorneys' fees) which the Trustee may incur except by reason of the Trustee's negligence or willful misconduct. In making any distributions and taking any other action hereunder, the Trustee may rely upon and shall be fully protected in relying upon any notice, certificate, or other paper or written document provided by the Company or the Committee and reasonably believed to be genuine.

9.3. Trustee's Actions Conclusive. Except as otherwise provided by law, the Trustee's exercise or nonexercise of its powers and discretion in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the Trustee. The certificate of the Trustee that it is acting in accordance with this Trust will fully protect all persons dealing with the Trustee. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to a settlement of its account by any court having jurisdiction over the Trust.

 Article 10. Miscellaneous
10.1. Severability. Any provision of this Trust prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

10.2. Nonalienation. Benefits payable to Participants under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

10.3. Governing Law. This Trust shall be governed by and construed in accordance with the laws of the state of Illinois, to the extent not preempted by federal law.

10.4. Evidence. Evidence required of anyone under this Trust shall be signed, made, or presented by the proper party or parties and may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable.

10.5. Wavier of Notice. Any notice required under this Trust may be waived by the person entitled to such notice.

10.6. Counterparts. This Trust and any amendments hereto may be executed in two or more counterparts, any one of which will be an original without reference to the others.

10.7. Gender and Number. Except when otherwise indicated by the context, words denoting the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

10.8. Scope of this Trust. This Trust will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and upon the Company, the Committee, the Trustee, and any Investment Managers and their successors and assigns.

10.9. Statutory References. Any references in this Trust to a section of the Internal Revenue Code shall include any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

10.10. Merger of Trustee. If the Trustee at any time acting hereunder shall be merged or consolidated with, or shall sell or transfer substantially all of its assets and business to another corporation, state or federal, or shall be in any manner reorganized or reincorporated, then the corporation resulting therefrom, or the corporation to which such sale or transfer shall be made, shall be deemed to be the Trustee then acting hereunder.

10.11. Headings. The headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Trust and in no way shall affect the Trust or the construction of any provision thereof.

10.12. Change in Control. For purposes of this Trust, "Change in Control" shall be deemed to have occurred upon the first to occur of the following:

(a) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the
following:   (A)  any acquisition directly from the Company (excluding  any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
(c) of this Section 10.12.

(b) individuals who, as of the date this Plan is approved by the Board of Directors constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date this Plan is approved by the Board of Directors whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) the consummation of a plan of complete liquidation or dissolution of the Company.

For purposes of this definition, the term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust to be executed on their behalf and their respective seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, as of the day and year first above written.

IMC Global Inc.                  Marshall & Ilsley Trust Company

By:                              By:

Name:                            Name:

Its:                             Its: